CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of BlackRock Funds III of our report dated February 27, 2019, relating to the financial statements and financial highlights, which appears in BlackRock LifePath® Index Retirement Fund, BlackRock LifePath® Index 2020 Fund, BlackRock LifePath® Index 2025 Fund, BlackRock LifePath® Index 2030 Fund, BlackRock LifePath® Index 2035 Fund, BlackRock LifePath® Index 2040 Fund, BlackRock LifePath® Index 2045 Fund, BlackRock LifePath® Index 2050 Fund, BlackRock LifePath® Index 2055 Fund and BlackRock LifePath® Index 2060 Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of Master Investment Portfolio of our report dated February 27, 2019, relating to the financial statements, which appears in LifePath® Index Retirement Master Portfolio, LifePath® Index 2020 Master Portfolio, LifePath® Index 2025 Master Portfolio, LifePath® Index 2030 Master Portfolio, LifePath® Index 2035 Master Portfolio, LifePath® Index 2040 Master Portfolio, LifePath® Index 2045 Master Portfolio, LifePath® Index 2050 Master Portfolio, LifePath® Index 2055 Master Portfolio and LifePath® Index 2060 Master Portfolio’s Annual Report on Form N-CSR for the year then ended December 31, 2018.

We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 30, 2019